UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 7, 2011

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Credit Agreement Amendment

The description of the Amendment to the Credit Agreement described below under Item 2.03 is incorporated in this Item 1.01 by reference.  A copy of the Amendment to the Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 2.03.  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 7, 2011, MarkWest Energy Partners, L.P. (the “Partnership”) entered into the First Amendment to Amended and Restated Credit Agreement with Wells Fargo Bank, National Association as Administrative Agent and Collateral Agent (the “Agent”), and the other agents and lenders that are party thereto (the “Amendment to the Credit Agreement”), which amends the Amended and Restated Credit Agreement dated as of July 1, 2010, by and among the Agent, the other agents and lenders that are party thereto from time to time and the Partnership to, among other things, increase the revolving loan facility by $5 million to $750 million (the “Facility”) and to provide an accordion feature whereby the Facility may be increased from time to time by the Partnership upon the satisfaction of certain requirements by up to an aggregate of $250 million.  The Amendment to the Credit Agreement also extended the maturity date for the Facility to September 7, 2016, and reduced the interest rates applicable to the Facility.

The borrowings under the Facility bear interest at a variable interest rate, plus basis points.  The variable interest rate is based either on the London interbank market rate (“LIBO Rate Loans”), or the higher of (a) the prime rate set by the Facility’s administrative agent, (b) the Federal Funds Rate plus 0.50% and (c) the rate for LIBO Rate Loans for a one month interest period plus 1% (“Alternate Base Rate Loans”).  The basis points correspond to the Partnership’s Total Leverage Ratio (which is the ratio of the Partnership’s consolidated funded debt to the Partnership’s adjusted consolidated EBITDA), ranging from 0.75% to 1.75% for Alternate Base Rate Loans and from 1.75% to 2.75% for LIBO Rate Loans.

The description of the Amendment to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 7.01.  Regulation FD Disclosure.

On September 12, 2011, the Partnership issued a press release announcing the Amendment to the Credit Agreement. The press release is furnished and attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information furnished pursuant to Item 7.01 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K, for the year ended December 31, 2010, and our Quarterly Report on Form 10-Q, for the quarter ended June 30, 2011, as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”

ITEM 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description of Exhibit

10.1

First Amendment to Amended and Restated Credit Agreement dated as of September 7, 2011 among MarkWest Energy Partners, L.P., Wells Fargo Bank, National Association, as Administrative Agent, the other agents and lenders party thereto, Wells Fargo Securities, LLC and RBC Capital Markets, as joint lead arrangers and joint bookrunners.

99.1	Press Release dated September 12, 2011, announcing an amendment to the credit agreement providing for a $750 million revolving credit facility.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: September 13, 2011	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer